Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Itron Domestic Subsidiaries

Itron, Inc.

Corporate Headquarters

2818 North Sullivan Road

Spokane, WA 99216-1897

Itron International, Inc.

2818 North Sullivan Road

Spokane, WA 99216-1897

Itron Finance, Inc.

2818 North Sullivan Road

Spokane, WA 99216-1897

Itron Connecticut Finance, Inc.

2818 North Sullivan Road

Spokane, WA 99216-1897

Itron Engineering Services, Inc.

2818 North Sullivan Road

Spokane, WA 99216-1897

EMD Holding, Inc.

2818 North Sullivan Road

Spokane, WA 98216-1897

Itron Electricity Metering, Inc.

313 N. Highway 11

West Union, SC 29696

Itron Brazil I, LLC

2818 N. Sullivan Road

Spokane, WA 99216-1897

Itron Brazil II, LLC

2818 N. Sullivan Road

Spokane, WA 99216-1897

Itron International Subsidiaries

Itron Limited

12 Plumtree Court

London EC4V 4HT

UNITED KINGDOM

Itron SAS

66 Rue de la Villette

BAT, VIP

69425 Lyon Cedex 3

FRANCE

Itron France SARL

3, rue du Colonel Moll

75017 Paris

FRANCE

Itron-Australasia Pty. Limited

Itron Australasia Pty Limited

Level 5, 33 Erskine Street

Sydney NSW 20000

AUSTRALIA

Itron Australasia Technologies Pty. Limited

Level 5, 33 Erskine Street

Sydney NSW 20000

AUSTRALIA

Itron Australasia Holdings Pty. Limited

Level 5, 33 Erskine Street

Sydney NSW 20000

AUSTRALIA

Itron Canada, Inc.

2100 – 1075 West Georgia Street

Vancouver, BC V6E 3G2

CANADA

Itron Servicios, S.A. DE C.V.

Guillermo Gonzalez Camarena 1600-2E

Sante Fe, Mexico

01210, MEXICO

Itron Distribucion, S.A. DE C.V.

Guillermo Gonzalez Camarena 1600-2E

Sante Fe, Mexico

01210, MEXICO

Itron BV

Teleportboulevard 110

1043-EJ Amsterdam

THE NETHERLANDS

Itron B.C. Corporation

Suite 900, 1959 Upper Water Street

Halifax, NOVA SCOTIA B3J 2X2

Itron, Inc. Taiwan

103 Wu Kong One Road, 5th Floor

Wu Ku Ind. Park

Taipei County, TAIWAN, R.O.C.

Itron Middle East LLC

IBN Sina Street

P.O. Box 24526

Doha, QATAR

Current Inactive Subsidiaries

SLCN Limited

20-22 Bedford Row

London, WC1R 4JS

UNITED KINGDOM

Itron Canada, Ltd

160 Wilkinson Rd., #22

Brampton, Ontario L6T 4Z4

CANADA

Itron Guam, Inc.

2818 N. Sullivan Road

Spokane, WA 99208

Itron de México, S.A. de C.V

2818 N. Sullivan Road

Spokane, WA 99208